UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 1, 2012

Date of Report (Date of Earliest Event Reported)

ALLERGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10269	95-1622442
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2525 Dupont Drive

Irvine, California 92612

(Address of Principal Executive Offices) (Zip Code)

(714) 246-4500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Allergan, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 1, 2012 (the “Annual Meeting”) and there were present in person or by proxy 270,114,143 votes, representing approximately 88.6% of the Company’s 304,714,456 total outstanding eligible votes. At the Annual Meeting, the Company’s stockholders (i) elected ten directors to the Company’s board of directors; (ii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2012; (iii) approved the compensation of the Company’s named executive officers; and (iv) and approved a non-binding stockholder proposal, each as more fully described below.

	For	Against	Abstain	Broker Non-Votes
Item No. 1: Election of the following ten directors to serve for a term of office expiring at the 2013 annual meeting of stockholders and until their successors are duly elected and qualified:

David E.I. Pyott	243,744,825	14,188,026	305,487	11,875,805
Herbert W. Boyer, Ph.D.	254,000,497	4,014,536	223,305	11,875,805
Deborah Dunsire, M.D.	256,205,236	1,831,802	201,300	11,875,805
Michael R. Gallagher	250,004,353	8,007,031	226,954	11,875,805
Dawn Hudson	248,832,556	9,143,897	261,885	11,875,805
Robert A. Ingram	243,019,028	14,876,387	342,923	11,875,805
Trevor M. Jones, Ph.D.	255,490,135	2,415,394	332,809	11,875,805
Louis J. Lavigne, Jr.	255,979,928	2,004,680	253,730	11,875,805
Russell T. Ray	251,930,186	5,990,386	317,766	11,875,805
Stephen J. Ryan, M.D.	256,003,992	1,997,007	237,339	11,875,805

Item No. 2: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2012	269,444,195	485,904	184,044	0

Item No. 3: Advisory vote to approve the compensation of the Company’s named executive officers	230,266,686	27,156,176	815,476	11,875,805

Item No. 4: Stockholder proposal (special stockholder meetings)	142,545,778	115,252,470	440,090	11,875,805

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.

Date:	May 4, 2012	By:	/s/ Matthew J. Maletta
		Name:	Matthew J. Maletta
		Title:	Vice President, Associate General Counsel and Secretary